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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Webvan Group, Inc. and Subsidiaries on Form S-8 of our report dated January 26, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning restatement of the 1998 and 1997 consolidated financial statements), appearing in the Annual Report on Form 10-K of Webvan Group, Inc. and Subsidiary for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

San Jose, California
September 5, 2000